SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 19, 2000
                                                       -------------------

                            FREESOFTWARECLUB.COM, INC.
              (Exact name of registrant as specified in its charter)

                    DELAWARE                     88-0414076
         (State or Other Jurisdiction of   (Employer Identification
          Incorporation or Organization)                     Number)

                               600 Bancroft Way
                              Berkeley, CA  94710
              (Address of Principal Executive Offices and Zip Code)

                               (510) 649-4922
                      (Registrant's telephone number)

Item 1.  Changes  in  Control  of  Registrant.
Not applicable

Item 2. Acquisition or Disposition of Assets
Not applicable

Item 3. Bankruptcy or Receivership
Not applicable

Item 4. Changes in Registrant's Certifying Accountant
Not Applicable

Item 5. Other Events

Freesoftwareclub.com has taken a new direction in launching an aggressive new membership acquisition strategy and revenue model. Management believes this new approach will enable the Company to operate in a lean and efficient manner, thereby reducing the timeframe necessary to become a potentially profitable business.

Management Restructuring:

In an effort to reduce capital expenditures and better position current personnel where they can utilize their strengths in taking the Company to a level of profitability, the following managerial changes have been made:

Richard Miles: Secretary/Treasurer and Chairman of the Board of Directors will maintain these positions as well as assume the role of Chief Executive Officer and President of the Company.

John Collins: Chief Executive Officer, President, and Director is stepping down as Chief Executive Officer and President and will become a full time employee as Director of Software Licensing for the Company. This is a roll in which Mr. Collins has had a proven track record of success and will add value to the Company by focusing his time and efforts within this area. Mr. Collins will remain a Director of the Company.

Rene Pardo: Director - Will maintain his current role as a Director of the Company.

The new management structure is as follows:

    NAME                        POSITION
-------------               ------------------------------
Richard Miles               Secretary/Treasurer, President,
                            Chief Executive Officer, and
                            Chairman of the Board

John Collins                Director

Rene Pardo                  Director

The Company's Board of Directors unanimously voted and approved of the Restructuring of Management. All parities involved have approved of the changes in management and are focused on taking the business to a level of profitability.

New Membership Acquisition Strategy:

The Company's initial business strategy revolved around developing a membership base through a large Affiliate Program and related opt-ins, buy-ins, contests, giveaways, quizzes, and surveys, of which required large amounts of up-front capital.

The Company's new direction includes a membership acquisition strategy that will leverage the existing freeware catalog to attract and rapidly grow a totally free member registrant who will immediately receive valuable software products. The Company has been developing partnerships with producers of these software products who will pay a bounty to the Company for referring new customers to them, thereby limiting the amount of up front capital needed to develop a subscriber base. Furthermore the Company is in negotiations with other vendors that will allow the Company to accelerate traffic and member registration on a pay-for-performance basis, which allows the Company to monetize each registering member immediately. The Company will continue to convert the free members to paid subscription-based members for the catalog of commercial software. Management believes this will increase the number of registrations and dramatically grow the user base that opt-in to receive additional offers from the Company creating a potential valuable new source of revenue.

Service partners continue to maintain their support and commitment with the Company's new direction including the above-described managerial changes and membership acquisition strategy. With this support and the reduction of capital expenditures management believes the direction the Company is taking will significantly increase the potential for profitability in the near future.

Capital Financing:

The Company was expecting financing of approximately $500,000 through a private placement at the end of the second quarter, June 30, 2000. This funding did not materialize, leaving the Company, as of the date of this filing, with enough cash reserves to operate for the next four weeks. The Company is currently in negotiations with potential parties for financing that would give the Company the proceeds and time needed to become profitable. To date, no set commitments or agreements have been made by the Company with any such parties. There can be no assurance that such commitments or agreements will be made, or if made, the terms of such agreements will be timely or to the satisfaction of the Company and its shareholders.

Management has estimated it will need to raise approximately $300,000 to $350,000 of capital to actualize its new business strategy and become a profitable self-sustaining business. By successfully implementing its new business strategy and obtaining the required funding, management estimates the Company will become profitable by the third quarter of 2001.

If the Company cannot successfully implement its new business strategy and/or raise the required funds, operations may suspend and the progress of the business become limited or desists.

Forward-Looking Statements

There are forward-looking statements in this document, and in the Company's public documents to which they may refer that are subject to risks and uncertainties in addition to those set forth below. These forward-looking statements include information about possible or assumed future results of the Company's operations. Also, when any of the words "may," "will," "believes," "expect," "anticipate," "estimate," "continue," or similar expressions are used, the Company is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Company results or performance to differ materially from those expressed in any forward-looking statements. These and other risks are described in the Company's other publicly filed documents and reports that are available from the Company and from the SEC.

Item 6. Resignations of Registrant's Directors
Not applicable

Item 7. Financial Statements and Exhibits
Not applicable

Item 8. Change in Fiscal Year
Not applicable

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                               Freesoftwareclub.com, Inc.
                                               --------------------------
                                              (Registrant)

         Date:  September 21, 2000             /s/ Richard Miles
                                               --------------------------
                                                    Richard Miles
                                               President, CEO and Chairman of
                                               the Board of Directors